UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:  September 30, 1999
                       (Date of earliest event reported)



                     Inland Retail Real Estate Trust, Inc.
            (Exact name of registrant as specified in the charter)



        Maryland                       333-64391              36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of Principal Executive Offices)


                                (630) 218-8000
              (Registrant's telephone number including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)












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Item 2.  Acquisition or Disposition of Assets

Bartow Marketplace, Cartersville, Georgia

On September 30, 1999, we purchased an existing shopping center known as Bartow Marketplace located on approximately 46.66 acres and containing 375,067 gross leasable square feet. Bartow Marketplace is located on Georgia Highway 20, near the intersection of US Highway 41 and Georgia Highway 411 in Cartersville, Georgia. Cartersville is located approximately 35 miles northwest of downtown Atlanta.

We purchased Bartow Marketplace from an unaffiliated third party. Our total acquisition cost, including expenses, was $24,496,029. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be immaterial. Our acquisition cost is approximately $65 per square foot of leasable space, which consists of the following:

    *   Purchase Price.......................... $ 24,326,600
    *   Acquisition costs to third parties......       84,429
    *   Financing costs to an Inland affiliate..       35,000
    *   Financing costs to third parties........       50,000

                                 Total.......... $ 24,496,029
                                                 =============

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000 from SouthTrust Bank, National Association, secured by deeds to secure debt and security agreement and a collateral assignment of rents and leases. The loan is evidenced by two promissory notes. One promissory note is in the principal amount of $13,475,000, requires monthly payments of interest only at a floating rate per annum of 1.50% over a LIBOR related index, is due on September 30, 2004 and may be prepaid at any time prior to maturity without penalty. However, the note provides that we may elect to pay interest at a fixed rate equal to the greater of 7.75% or 2.00% in excess of the rate being paid on U.S. Treasury Securities with a maturity date closest to September 30, 2004 at the time of exercise of the option. If this election is made, then the note may be prepaid in whole or in part at any time prior to maturity with a penalty equal to 1.00% of the amount prepaid. The other note is in the principal amount of $4,900,000, requires monthly payments of interest only at a floating rate per annum of 1.50% over a LIBOR related index, is due on September 30, 2000 and may be prepaid at any time prior to maturity without penalty. We or any of our affiliates are required to maintain deposit accounts with SouthTrust Bank, National Association beginning January 1, 2000; and by June 30, 2000, we must maintain an average collected demand deposit balance or average overnight repurchase agreement balances of not less than $2,000,000. In the event this condition is not met, the applicable interest rate on both notes shall be increased by .0025% from the time this occurs throughout the remaining term of the loan.

Bartow Marketplace, which was built in 1995, consists of a single-story, multi-tenant retail center. As of September 30, 1999, this property was 100% leased. Tenants leasing more than 10% of the total square footage currently include Wal-Mart, a discount department store, and Lowe's Home Centers, a home furnishing store. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

Wal-Mart            204,170      54.44        5.41      10/1995      10/2015
  Options   (1)                               5.41      11/2015      10/2035

Lowe's Home
  Centers           130,497      34.79        6.03      10/1995      10/2015
  Option 1                                    6.63      11/2015      10/2020
  Option 2                                    7.30      11/2020      10/2025
  Option 3                                    8.03      11/2025      10/2030
  Option 4                                    8.83      11/2030      10/2035
  Option 5                                    9.71      11/2035      10/2040
  Option 6                                   10.68      11/2040      10/2045

(1) There are four successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in this property will be approximately $18,372,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1998 (the most recent tax year for which information is generally available) were $22,410. Wal-Mart and Lowe's are located on separately assessed parcels for real estate tax purposes and pay their own tax bills. Real estate taxes for 1999 are expected to be approximately $22,410.

On September 30, 1999, a total of  375,067 square feet was leased to 17 tenants
at this property.   The  following  tables  set  forth certain information with respect to our leases with those tenants:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Wal-Mart            204,170     10/15     4/5 yr.     1,104,560         5.41
Lowe's Home Centers 130,497     10/15     6/5 yr.       786,897         6.03
Fashion Bug (2)      12,000     01/06     6/5 yr.        90,000         7.50
The Sport Shoe        4,800     03/01        -           61,200        12.75
Gold & Diamond
  Exchange (2)        1,200     08/06     2/5 yr.        16,872        14.06
Dollar Tree           3,000     03/00        -           36,750        12.25
Payless Shoesource    3,000     05/06     2/5 yr.        36,750        12.25
Fast Rental           2,800     11/00     2/5 yr.        33,600        12.00
Hickory Hams          2,800     03/01     2/5 yr.        35,700        12.75
Sally Beauty
  Supply              1,800     02/01     1/5 yr.        19,800        11.00
Gorin's Cafe &
  Grill               1,800     05/01     2/5 yr.        22,950        12.75
V. Nail Salon         1,200     12/00        -           16,068        13.39
Mailboxes, Etc.       1,200     12/00     1/5 yr.        15,600        13.00
Team Personnel
  Services            1,200     01/01        -           15,756        13.13
Hair Cuttery          1,200     03/01        -           17,304        14.42
Tele-Dynamics         1,200     11/01        -           16,044        13.37
New Ming Moon         1,200     08/04     1/5 yr.        16,800        14.00

(1) Each tenant also pays its proportionate share of real estate taxes, (except for Wal-Mart and Lowe's Home Centers, as noted above), insurance and common area maintenance costs. In addition, Lowe's Home Centers, Fashion Bug, The Sport Shoe, Gold & Diamond Exchange, Dollar Tree, Payless Shoesource, Hickory Hams, Sally Beauty Supply, Gorin's Cafe & Grill and Hair Cuttery pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.

(2) Gold & Diamond Exchange is expanding into 2,400 square feet of space currently occupied by Fashion Bug (which will downsize by a like amount of square footage). Fashion Bug will continue to pay its current rental of $7,500 per month until November 2, 1999 at which time its rent shall reduce automatically to $6,000 per month (reflecting the downsizing from 12,000 square feet to 9,600 square feet). Gold & Diamond Exchange shall continue paying its current rental in the amount of $1,406 per month through the 45th day after Landlord's delivery of the expansion space (i.e., 2,400 additional square feet taken from Fashion Bug) at which time its rental shall automatically increase to $4,218 per month.


                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -        2,349,211        -           -             -

   2000          4          8,200     102,663     2,334,979      12.52        2.19          4.37

   2001          7         14,800     194,368     2,139,697      13.13        3.95          8.32

   2002          -           -           -        2,080,499        -           -             -

   2003          -           -           -        2,081,051        -           -             -

   2004          1          1,200      18,912     2,074,747      15.76         .32           .91

   2005          -           -           -        2,062,139        -           -             -

   2006          3         16,200     170,682     1,950,133      10.54        4.32          8.28

   2007          -           -           -        1,891,457        -           -             -

   2008          -           -           -        1,891,457        -           -             -

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute and the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Bartow Marketplace, as of August 31, 1999, of $24,500,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 5.  Other Events

Distributions

We have decided to increase distributions from a rate of $.73 per share per annum to a rate of $.75 per share per annum, effective November 1, 1999, beginning with the distribution to be paid December 7, 1999.


Item 7. Financial Statements and Exhibits

   (a)  Financial Statements

        To be subsequently filed.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Inland Retail Real Estate Trust, Inc.
                                   (Registrant)



                        By:/s/ BARRY L. LAZARUS
                            Barry L. Lazarus
                            President, Chief Operating Officer,
                            Treasurer and Chief Financial Officer


Date:     October 13, 1999